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                                POWER OF ATTORNEY


     Each of the undersigned directors and officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein and Carolyn J. Anderson, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of each such person and file with the Securities and Exchange Commission a Registration Statement on an appropriate form, and any and all amendments (including post-effective amendments) to such Registration Statement, for the registration under the Securities Act of 1933, as amended, of options and shares of the Common Stock of the Company granted or issuable under the Company's 1998 Stock Option Plan, as amended, and any other securities of the Company which the Company's Board of Directors authorizes to be included in such Registration Statement; and (2) to take any and all actions necessary or required in connection with such Registration Statement and amendments to comply with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


Signature                Title                                 Date
---------                -----                                 ----

/s/ Jeffry B. Johnson    Director and Chief                    December 11, 2000
---------------------    Financial Officer
Jeffry B. Johnson

/s/ Carl A. Bellini      Director                              December 11, 2000
---------------------
Carl A. Bellini

/s/ Jeffrey R. Hinkle    Director                              December 9, 2000
---------------------
Jeffrey R. Hinkle